AMENDMENT NO. 1

TO

SERVICES AGREEMENT

Legg Mason Class I and II Shares of FUND

Amendment No. 1 (“Amendment”), effective March 28, 2014 to the Services Agreement, (the “Agreement”), dated December 1, 2010 between AXA Equitable Life Insurance Company (the Company”) and Legg Mason Investor Services, LLC (the “Distributor”) (collectively, the “Parties”). All terms re-defined in this Amendment supersede and replace those definitions assigned in the Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

WHEREAS, the Company, on behalf of certain of its Separate Accounts, purchases Legg Mason Class I and II shares (“Shares”) of certain Portfolios to serve as an investment vehicle under certain Variable Contracts offered by the Company, which Portfolios may be one of several investment options available under the Variable Contracts; and

The Parties hereby agree to amend the Agreement as follows:

1. Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

LEGG MASON INVESTOR SERVICES, LLC

By:	/s/ Michael P. Mattera
Name: Michael P. Mattera
Title: Director

AXA EQUITABLE LIFE INSURANCE COMPANY,

on behalf of itself and its separate accounts

By:	/s/ Steven M. Joenk
Name: Steven M. Joenk
Title: Managing Director

SCHEDULE A

PORFOLIOS

Legg Mason Partners Variable Equity Trust Portfolios

ClearBridge Variable Series Portfolios Class I & II

Legg Mason BW Absolute Return Opportunities VIT Class I & II

Legg Mason Dynamic Multi-Strategy VIT Portfolio Class I & II

Legg Mason Partners Variable Income Trust Portfolios

Western Asset Variable Global High Yield Bond Portfolio Class II

Western Asset Variable Strategic Bond Portfolio Class II